Exhibit 21.1

Subsidiaries of the Registrant

Active subsidiaries of The Corporate Executive Board Company as of December 31, 2014:

Company Name	Jurisdiction of Organization
The Corporate Executive Board Company (UK) Ltd.	United Kingdom
Corporate Executive Board India Private Ltd.	India
CEB International Holdings, Inc.	United States
CEB Canada Inc.	Canada
The Corporate Executive Board Spain, S.L.	Spain
The Corporate Executive Board Asia PTE, LTD	Singapore
CEB Holdings UK 1 Limited	United Kingdom
CEB Holdings UK 2 Limited	United Kingdom
CEB Holdings UK 3 Limited	United Kingdom
Corporate Executive Board Luxembourg SARL	Luxembourg
Valtera Corporation	United States
Jeanneret & Associates, Inc.	United States
Personnel Research Associates, Inc.	United States
Valtera CZ s.r.o.	Czech Republic
The Corporate Executive Board GmbH	Germany
Personnel Decisions Research Institutes Inc.	United States
SHL Group Holdings 1 Ltd.	United Kingdom
SHL Group Holdings 2 Ltd.	United Kingdom
SHL Group Holdings 3 Ltd.	United Kingdom
SHL Group Holdings 4 Ltd.	United Kingdom
SHL Group Limited	United Kingdom
SHL People Solutions Group Holdings Ltd.	United Kingdom
SHL Product Ltd.	United Kingdom
Saville & Holdsworth Group Limited	United Kingdom
Saville & Holdsworth Limited	United Kingdom
SHL US Inc.	United States
Saville & Holdsworth International B.V.	Netherlands
Savhold B.V.	Netherlands
SHL France SAS	France
SHL Canada Inc.	Canada
SHL Australia PTY LTD	Australia
SHL Italy S.r.l.	Italy
SHL Hong Kong Limited	Hong Kong
SHL New Zealand Limited	New Zealand
SHL Singapore PTE LTD	Singapore
SHL Belgium SA	Belgium
SHL Nederland B.V.	Netherlands
SHL Saville & Holdsworth Deutschland GmbH	Germany
SHL Sverige AB	Sweden
SHL Norge AS	Norway
Saville & Holdsworth (South Africa) (Proprietary) Limited	South Africa
SHL (India) Private Limited	India
SHL AG	Switzerland
SHL China Limited	China
CEB Middle East FZ LLC	United Arab Emirates
The Corporate Executive Board Company (Brasil) Consultoria De Gestao Ltda	Brazil
KnowledgeAdvisors Limited	United Kingdom
KnowledgeAdvisors Inc.	United States
Knowledge Advisors Asia PTE Limited	Singapore